Exhibit 16.1



                        [ARTHUR ANDERSEN LLP LETTERHEAD]


November 26, 1996

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir:

We have read the last three paragraphs in Item 4 included in the attached Form 8-K dated November 25, 1996 of Power Control Technologies Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP